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                                                                    EXHIBIT 21.1

                                  LYDALL, INC.

                              LIST OF SUBSIDIARIES

Lydall, Inc.--Incorporated in the State of Delaware

Logistics Management, Inc.--Incorporated in the State of Connecticut

Lydall Distribution Services, Inc.--Incorporated in the State of Connecticut

Lydall Express, Inc.--Incorporated in the State of Connecticut

Lydall Transport, Ltd.--Incorporated in the State of Virginia

Lydall Eastern, Inc.--Incorporated in State of Connecticut
  DBA: Lydall Composite Materials, Covington Operation
       Lydall Southern Products, Richmond Operation
       Lydall Southern Products, Jacksonville Operation
       Lydall Technical Papers
       Lydall & Foulds

Lydall New York, Inc.--Incorporated in State of New York
  DBA: Lydall Composite Materials, Hoosick Falls Operation
       Lydall Manning Nonwovens Division
       Lydall Manning Hatboro Division

Lydall Central, Inc.--Incorporated in State of Indiana
  DBA: Lydall Westex, Hamptonville Operation
       Lydall Westex, Rockwell Operation
       Lydall Westex, Columbus Operation

Lydall International, Inc.--Incorporated in State of Delaware

Lydall FSC, Limited--Incorporated in Jamaica

Trident II, Inc.--Incorporated in State of Connecticut

Sopatex, S.A.--Organized under the laws of France

Axohm Industries, S.A.--Organized under the laws of France
  DBA: Lydall Axohm
       Axohm S.A. Operations

Axohm U.K.--Organized under the laws of Great Britain

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